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                                                                    EXHIBIT 10.9


                        [COMERICA BANK-TEXAS LETTERHEAD]


October 19, 2000

Ms. Beth Durrett
Bestway Rental, Inc.
7800 Stemmons Freeway, Suite 320
Dallas, Texas 75247

RE: SECOND AMENDMENT TO FIRST AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT (THE "LOAN AGREEMENT") BETWEEN COMERICA BANK-TEXAS ("LENDER") AND BESTWAY, INC.; BESTWAY RENTAL, INC.; K.C. RESOURCE SERVICE CORPORATION; AND U.S. CREDIT-SERVICE CORPORATION, (COLLECTIVELY, "BORROWER") DATED APRIL 12, 1996, AND AS AMENDED FROM TIME TO TIME.

Dear Ms. Durrett:

Based on the revised projections provided by you for fye 7-31-00, it appears that a violation of Section 6.7 (Minimum Effective Tangible Net Worth) of the Loan Agreement could occur. Based on the information provided, and our analysis of same to date, Lender agrees to modify the provision of 6.7 as follows:

               7/31/00 -   9/30/00             $ 9,500,000
              10/31/00 -  12/31/00             $ 9,500,000
              01/31/01 -  03/31/01             $ 9,700,000
              04/30/01 -  06/30/01             $10,300,000

The preceding modification shall not constitute a waiver of any subsequent defaults or other violations of the provisions of the Agreement and shall not imply that the Lender will in the future grant any other waivers or modifications.

Please call me if you have any questions or if I can be of further assistance. My direct phone number is (214)589-1315.

Sincerely,


/s/ PAUL L. STRANGE
Paul L. Strange
Vice President

cc: Loan Agreement File